Exhibit (a)(16)

TD ASSET MANAGEMENT USA FUNDS INC.

ARTICLES SUPPLEMENTARY

      TD Asset Management USA Funds Inc., a Maryland corporation registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

      FIRST: Under a power contained in Article V of the charter (the “Charter”) of the Corporation, by resolutions duly adopted by the Board of Directors:

      A. 3,000,000,000 authorized but unissued shares of TDAM Money Market Portfolio – Investor Class are hereby reclassified as shares of TDAM Money Market Portfolio – Class A, with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of shares of such class of Common Stock, par value $.0001 per share (the “Common Stock”), as set forth in the Charter;

      B. 2,000,000,000 authorized but unissued shares of TDAM New York Municipal Money Market Portfolio – Investor Class are hereby reclassified as shares of TDAM Institutional Treasury Obligations Money Market Fund – Institutional Class, a new class of the TDAM Institutional Treasury Obligations Money Market Fund, a series of the Corporation, with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of shares of a class of such series of Common Stock as set forth in the Charter; and

      C. 2,000,000,000 authorized but unissued shares of TDAM California Municipal Money Market Portfolio – Investor Class are hereby reclassified as shares of TDAM Institutional Treasury Obligations Money Market Fund – Class A, a new class of the TDAM Institutional Treasury Obligations Money Market Fund, a series of the Corporation, with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of shares of a class of such series of Common Stock as set forth in the Charter.

      SECOND: Immediately prior to the foregoing reclassification and designation of shares of Common Stock, the Corporation had 100,000,000,000 shares of Common Stock, classified and designated as follows:

Series and Class	Number of Shares

TDAM Money Market Portfolio – Investor Class	15,000,000,000

TDAM Money Market Portfolio – Class A	7,000,000,000

Series and Class	Number of Shares

TDAM Money Market Portfolio – Premium Class	5,000,000,000

TDAM Money Market Portfolio – Select Class	2,000,000,000

TDAM U.S. Government Portfolio – Investor Class	8,000,000,000

TDAM U.S. Government Portfolio – Class A	6,000,000,000

TDAM Municipal Portfolio – Investor Class	5,000,000,000

TDAM Municipal Portfolio – Class A	5,000,000,000

TDAM New York Municipal Money Market Portfolio – Investor Class	8,000,000,000

TDAM New York Municipal Money Market Portfolio – Class A	2,000,000,000

TDAM California Municipal Money Market Portfolio – Investor Class	8,000,000,000

TDAM California Municipal Money Market Portfolio – Class A	2,000,000,000

TDAM Short-Term Investment Fund	3,000,000,000

TDAM Short-Term Bond Fund	5,000,000,000

TDAM Institutional Money Market Fund – Institutional Class	3,000,000,000

TDAM Institutional Money Market Fund – Institutional Service Class	2,000,000,000

TDAM Institutional Money Market Fund – Commercial Class	3,000,000,000

TDAM Institutional Money Market Fund – Institutional Service Class	2,000,000,000

TDAM Institutional Money Market Fund – Commercial Class	3,000,000,000

TDAM Institutional U.S. Government Fund – Institutional Class	2,000,000,000

Series and Class	Number of Shares

TDAM Institutional U.S. Government Fund – Institutional Service Class	2,000,000,000

TDAM Institutional U.S. Government Fund – Commercial Class	3,000,000,000

TDAM Institutional Treasury Obligations Money Market Fund – Institutional Service Class	2,000,000,000

TDAM Institutional Treasury Obligations Money Market Fund – Commercial Class	2,000,000,000

     THIRD: After the reclassification and designation of the shares of Common Stock pursuant to these Articles Supplementary, the Corporation has 100,000,000,000 shares of Common Stock, classified and designated as follows:

Series and Class	Number of Shares

TDAM Money Market Portfolio – Investor Class	12,000,000,000

TDAM Money Market Portfolio – Class A	10,000,000,000

TDAM Money Market Portfolio – Premium Class	5,000,000,000

TDAM Money Market Portfolio – Select Class	2,000,000,000

TDAM U.S. Government Portfolio – Investor Class	8,000,000,000

TDAM U.S. Government Portfolio – Class A	6,000,000,000

TDAM Municipal Portfolio – Investor Class	5,000,000,000

TDAM Municipal Portfolio – Class A	5,000,000,000

TDAM New York Municipal Money Market Portfolio – Investor Class	6,000,000,000

TDAM New York Municipal Money Market Portfolio – Class A	2,000,000,000

Series and Class	Number of Shares

TDAM California Municipal Money Market Portfolio – Investor Class	6,000,000,000

TDAM California Municipal Money Market Portfolio – Class A	2,000,000,000

TDAM Short-Term Investment Fund	3,000,000,000

TDAM Short-Term Bond Fund	5,000,000,000

TDAM Institutional Money Market Fund – Institutional Class	3,000,000,000

TDAM Institutional Money Market Fund – Institutional Service Class	2,000,000,000
3,000,000,000
TDAM Institutional Money Market Fund – Commercial Class

TDAM Institutional U.S. Government Fund – Institutional Class	2,000,000,000

TDAM Institutional U.S. Government Fund – Institutional Service Class	2,000,000,000

TDAM Institutional U.S. Government Fund – Commercial Class	3,000,000,000

TDAM Institutional Treasury Obligations Money Market Fund - Institutional Service Class	2,000,000,000

TDAM Institutional Treasury Obligations Money Market Fund - Commercial Class	2,000,000,000

TDAM Institutional Treasury Obligations Money Market Fund – Institutional Class	2,000,000,000

TDAM Institutional Treasury Obligations Money Market Fund – Class A	2,000,000,000

     FOURTH: The shares Common Stock described above have been reclassified and designated by the Board of Directors under the authority contained in the Charter.

     FIFTH: These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law. These Articles Supplementary do not increase the total number of authorized shares of stock of the Corporation.

     SIXTH: The undersigned Vice President of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Vice President acknowledges that, to the best of her knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed in its name and on its behalf by its Vice President and attested by its Secretary as of this 4th day of December, 2008.

ATTEST:	TD ASSET MANAGEMENT USA FUNDS INC.

/s/ David Faherty	By:	/s/ Michele Teichner (SEAL)
David Faherty Secretary		Michele Teichner Vice President